UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 10, 2014

Agios Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-36014	26-0662915
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

38 Sidney Street, 2nd Floor, Cambridge, MA		02139
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (617) 649-8600

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On December 10, 2014, Agios Pharmaceuticals, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with J.P. Morgan Securities LLC and Goldman, Sachs & Co. acting as representatives of the several underwriters named therein (collectively, the “Underwriters”), relating to an underwritten public offering of 1,986,455 shares (the “Underwritten Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”). All of the Underwritten Shares are being sold by the Company. The offering price of the Underwritten Shares to the public is $110.75 per share, and the Underwriters have agreed to purchase the Underwritten Shares from the Company pursuant to the Underwriting Agreement at a price of $104.38 per share. After underwriting discounts and commissions and estimated offering expenses, the Company expects to receive net proceeds from the offering of approximately $206.7 million. Under the terms of the Underwriting Agreement, the Company has granted the Underwriters an option, exercisable for 30 days, to purchase up to an additional 297,968 shares of Common Stock (the “Option Shares” and together with the Underwritten Shares, the “Shares”) to cover over-allotments, if any, at the public offering price less the underwriting discounts and commissions.

The Underwritten Shares and any Option Shares will be issued pursuant to an automatically effective shelf registration statement on Form S-3 that the Company filed with the Securities and Exchange Commission (the “SEC”) on December 9, 2014 (File No. 333-200822). A prospectus supplement relating to the offering has been filed with the SEC. The closing of the offering is expected to take place on December 16, 2014, subject to customary closing conditions.

A copy of the Underwriting Agreement is attached as Exhibit 1.1 hereto and is incorporated herein by reference. The foregoing description of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to such exhibit.

A copy of the legal opinion and consent of Wilmer Cutler Pickering Hale and Dorr LLP relating to the Shares is attached as

Exhibit 5.1 hereto.

Item 8.01.	Other Events.

The full text of the press release announcing the pricing of the underwritten public offering on December 10, 2014 is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

1.1	Underwriting Agreement, dated December 10, 2014, by and among Agios Pharmaceuticals, Inc., J.P. Morgan Securities LLC and Goldman Sachs & Co.

5.1	Opinion of Wilmer Cutler Pickering Hale and Dorr LLP

23.1	Consent of Wilmer Cutler Pickering Hale and Dorr LLP (included in Exhibit 5.1)

99.1	Press release issued December 10, 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AGIOS PHARMACEUTICALS, INC.

Date: December 11, 2014	By:	/s/ Glenn Goddard
Glenn Goddard
Sr. Vice President of Finance

EXHIBIT INDEX

Exhibit No.	Description

1.1	Underwriting Agreement, dated December 10, 2014, by and among Agios Pharmaceuticals, Inc., J.P. Morgan Securities LLC and Goldman Sachs & Co.

5.1	Opinion of Wilmer Cutler Pickering Hale and Dorr LLP

23.1	Consent of Wilmer Cutler Pickering Hale and Dorr LLP (included in Exhibit 5.1)

99.1	Press release issued December 10, 2014.